Exhibit 10.1

Joint Venture Agreement [PY, Level 1]

This is an agreement between Resource Exchange of America Corp. (“RXAC”) and T & M Salvage, Inc. (“the processing company“) to conduct certain business as a joint venture. Both parties hereby acknowledge the receipt of adequate consideration for the provisions herein, including, but not limited to, ten dollars and the mutual covenants herein.

1.

Purpose of the Agreement. The parties intend to conduct the following business transactions together in a joint venture, wherein profits and expenses associated with the following transactions and only the following transactions:

The acquisition of scrap metal (“the product”) from “the seller” and the resale of the product to “the buyer” upon the terms described in Exhibit A, hereto.

2.

Parties. The full name, address and contact information for the parties are as follows:

a. “RXAC”

Resource Exchange of America Corp.

27 Fletcher Avenue

Sarasota, Florida 34237

941-952-9000

Contact: Patrick

b.

“T&M”

T & M Salvage, Inc

DBA: T & M Iron and Metals

2605 Hwy 37 South

Mulberry, Florida 33860

Attn: Mimi McCulley

Tele: 863-425-2550

Fax: 863-425-2560

Contact: Jessica McCulley

3.

Date and Length of Term. This agreement is effective upon the execution of this agreement by the last party to do so. The term of this agreement shall extend until either party has given 15 days notice that it no longer wishes to continue to enter into joint transactions described herein.

4.

Duties of the Processing Company. The duties of the processing company are described in Exhibit B.

5.

Duties of RXAC. The duties of RXAC are described in Exhibit C.

6.

Remuneration to the Parties . The processing company shall be paid the amounts described in Exhibit D.

7.

Profits. All profits from the operations of the joint venture shall be allocated as described in Exhibit E.

8.

Prior Contracts. All previous business completed prior to the execution date of this contract shall remain as separate property of the parties and shall be subject to the same terms and provisions that existed prior to the execution of this agreement.

9.

Representations. The parties hereby represent that they have made full, true and accurate disclosure of all revenues and expenses normally associated with the transactions described herein to their reasonable ability to do so and that they will make full, true and accurate disclosure of all revenues and expenses in the future.

10.

Covenants. The parties hereby covenant and promise to promptly perform all duties and obligations necessary pursuant to this agreement and to promptly provide all information reasonably necessary or important to the other party and/or reasonably requested by the other party.

11.

Miscellaneous Provisions. This contract will be construed under the laws of Sarasota, Florida and any actions hereunder will be tried in the County, Circuit or Federal courts for Sarasota, Florida. In any such action, the prevailing party will be entitled to reimbursement of attorneys fees and costs incurred in bringing or defending such action, appellate fees and costs included. Both parties have had benefit of legal counsel or opportunity to obtain same. This contract will not be construed as having been drafted by one or the other party. This agreement may be executed by fax, email or any other type of remote communication and each party may execute a different physical copy of same.

_______________________________

/s/ Adelina McCulley

Adelina McCulley, as President Date

_______________________________

of T&M Metals, Inc.

_______________________________

/s/ Dana Pekas

Dana Pekas, as CEO of Resource Date

_______________________________

Exchange of America Corp.

27 Fletcher Avenue, Sarasota, Florida 34237 USA      (T) +1-941-952-9000  (F) +1-941-827-9590

2

EXHIBIT A

The Product (s).

Heavy Melting Steel (#1 HMS, ISRI 200-202)

Other products to be added

Purchase Price

Agreed upon current market value

Sales Price

Agreed upon current market value

Term

4/27 – Until market changes. Either party wishing to terminate due to market change will give at least 1 hour notice to the other party of the termination of this contract.

Sellers

Southern Salvage, Ft. Meade, FL

Other companies to be added

Buyers

Gerdau-Ameristeel, Baldwin, FL

Trademark Metals, Tampa, FL

Other companies to be added

RXAC

Resource Exchange of America Corp.

27 Fletcher Avenue

Sarasota, Florida 34237

941-952-9000

Contact: Patrick

The Processing Company

T & M Salvage, Inc.

Highway 37

Mulberry, FL

27 Fletcher Avenue, Sarasota, Florida 34237 USA      (T) +1-941-952-9000  (F) +1-941-827-9590

A-1

EXHIBIT B

Duties of T & M Salvage, Inc.

Acquire the product for RXAC at agreed upon price (such price as RXAC shall approve in writing) under such terms of receipt and under such terms of payment as RXAC shall approve of in writing.

Secure and keep the product safe from theft or waste.

Sort the product per ISRI standards.

Weigh the product inbound and fax weight ticket to RXAC as the product comes into the processing company‘s location.

Process product into ISRI Code: 200-2002 (HMS 1)

Safely store product at the processing company‘s location until a full load is ready to be shipped to the mill. Full load is defined as 18-22 gross tons or 40,320-49,280 lbs.

Load product into transport truck, weigh product outbound.

Transport product from the processing company‘s location to buyer’s location at a freight rate agreed to by RXAC and the processing company.

Fax buyer’s scale ticket to RXAC (941-827-9590).

Arrange for payment to be made directly to RXAC.

Perform the following steps with regard to the flow of the paperwork associated with this transaction:

a. Fax weight ticket to RXAC when the product arrives at the processing company’s yard and is weighed.

b. Fax a copy of buyer’s weight ticket and buyer’s check to RXAC when the product is delivered to the buyer and weighed.

c. Send an invoice to RXAC based on the weight and the rate agreed to for fees payable to the processing company.

d. Deposit the buyer’s check into RXAC’s account within 8 hours of receipt of same.

e. Fax deposit slip received from bank when buyer’s check was deposited into RXAC’s account.

27 Fletcher Avenue, Sarasota, Florida 34237 USA      (T) +1-941-952-9000  (F) +1-941-827-9590

B-1

EXHIBIT C

Duties of RXAC

a.

Take title to the product.

b.

Provide the money and pay same to seller.

c.

Pay the processing company for providing its services.

d.

Disburse profits earned on transaction.

27 Fletcher Avenue, Sarasota, Florida 34237 USA      (T) +1-941-952-9000  (F) +1-941-827-9590

C-1

EXHIBIT D

Fees to T & M Salvage, Inc. for Services

a.

Ferrous Metals Processing Fee - $ 35 per gross ton (2240 lbs.).

b.

Transportation Fee –

•

Mulberry to Baldwin, FL = $600 per load

•

Mulberry to Tampa, FL = $200 per load

27 Fletcher Avenue, Sarasota, Florida 34237 USA      (T) +1-941-952-9000  (F) +1-941-827-9590

D-1

EXHIBIT E

Profit Allocation

50/50 after payment of cost of goods sold, processing fee, and transportation fee

Example:

Sales Price

300 Gross Ton

Cost

200

Processing Fee

30

Transporation Fee

20

Gross Profit

50

50% to T & M

25

50% to RXAC

25

27 Fletcher Avenue, Sarasota, Florida 34237 USA      (T) +1-941-952-9000  (F) +1-941-827-9590

E-1